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                                                                    EXHIBIT 10.2



         Non-Competition, Non-Solicitation and Confidentiality Agreement

         Section 1. In General. This Non-Competition, Non-Solicitation and Confidentiality Agreement (the "Agreement") is entered into by and between Steven P. Wolf ("Executive") and Compass Minerals International, Inc., a Delaware corporation (together with all of its subsidiaries and affiliates, the "Company"), as of January 12, 2005.

         Section 2. Non-Competition, Non-Solicitation and Confidentiality.

                  (a) The Executive shall not, at any time during the time he is employed by the Company or for 24 months thereafter:

                           (i) Own, acquire in any manner any ownership
interests in (except as purely passive investments amounting to no more than five percent of the voting equity), or serve as a director, officer, employee, counsel or consultant of any person, firm, partnership, corporation, consortia, association or other entity that purchases, manufactures, refines, produces, mines, distributes or markets salt, potash or any other of the Company's products or services produced during such time (each, a "Competitive Business") in any geographic market in which the Company operates or produces or markets its products or services, has at any time during the preceding twelve months operated or produced or marketed its products or services, or, to the Executive's knowledge, has plans to operate or produce or market its products or services;

                           (ii) Knowingly solicit, entice, persuade or induce
any individual who currently is, or at any time during the preceding twelve months shall have been, an officer, director or employee of the Company, or any of its subsidiaries or affiliates, to terminate or refrain from renewing or extending such person's employment with the Company or such subsidiary or affiliate, or to become employed by or enter into contractual relations with or consultant for any other individual or entity (including without limitation any Competitive Business), and the Executive shall not approach any such officer, director or employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity (including without limitation any Competitive Business) and in no event shall Executive hire or retain the services of any such officer, director or employee; or

                           (iii) Except in accordance with the Executive's
duties on behalf of the Company, knowingly solicit, entice, persuade, or induce any individual or entity which currently is, or at any time during the preceding twelve months shall have been , a customer, consultant, vendor, supplier, lessor or lessee of the Company, or any of its subsidiaries or affiliates, to terminate or refrain from renewing or extending its contractual or other relationship with the Company or such subsidiary or affiliate, and the Executive shall not approach any such customer, vendor, supplier, consultant, lessor or lessee for such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity (including without limitation any Competitive Business) or hire any such individual.



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                  (b) The Executive shall not at any time:

                           (i) Other than when required in the ordinary course
of business of the Company, knowingly disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity (including without limitation any Competitive Business), any trade secret, or confidential information concerning the financial condition, suppliers, vendors, customer, lessors, or lessees, sources or leads for, and methods of obtaining, new business, or the methods generally of doing and operating the respective businesses of the Company or its affiliates and subsidiaries to the degree such secret or information incorporates information that is proprietary to, or was developed specifically by or for, the Company, except as is required to be disclosed by law or judicial or administrative process; or

                           (ii) Make any oral or written statement about the
Company and/or its financial status, business, compliance with laws, personnel, directors, officers, consultants, services, business methods or otherwise, which is intended or reasonably likely to disparage the Company or otherwise degrade its reputation in the business or legal community in which it operates.

                  (c) The Executive hereby represents that (i) the Executive is not restricted in any material way from performing his duties as Senior Vice President, Strategy and Development of the Company as the result of any contract, agreement or law; and (ii) the Executive's due performance of his duties as Senior Vice President, Strategy and Development does not and will not violate the terms of any agreement to which the Executive is bound.

                  (d) In the event any provision in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The provisions of this Agreement shall survive the termination of Executive's employment with the Company.

         Section 3. Injunctive Relief. It is recognized and acknowledged by the Executive that a breach of the covenants contained in this Agreement will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach of any of the covenants contained in this Agreement, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.


                            [signature page follows]



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                                    * * * * *


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above. This Agreement shall be governed and construed under the internal laws of the State of Kansas and may be executed in several counterparts.


                                  COMPASS MINERALS INTERNATIONAL, INC.



                                  /s/ Michael E. Ducey
                                  ----------------------------------------------
                                  Name:  Michael E. Ducey
                                  Title: President and Chief Executive Officer

                                  EXECUTIVE



                                  /s/ Steven P. Wolf
                                  ----------------------------------------------
                                  Steven P. Wolf